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                                                                    EXHIBIT 99.1


            ESPEED APPPOINTS PAUL SALTZMAN AS CHIEF OPERATING OFFICER

  INDUSTRY VETERAN WITH VAST FIXED INCOME MARKET EXPERTISE TO HELP FACILITATE
                  eSPEED'S EXPANSION AND CONTINUED LEADERSHIP

NEW YORK, MAY 3, 2004 - eSpeed, Inc. (Nasdaq: ESPD), the leading developer of electronic marketplaces and trading technology, today announced that Paul Saltzman, most recently Executive Vice President and General Counsel of the Bond Market Association, the trade association for the fixed income industry, has been named eSpeed's Chief Operating Officer.

Mr. Saltzman, who will report to eSpeed President Kevin Foley, will begin at the Company on June 1st.

As COO, Mr. Saltzman will help extend eSpeed's reach throughout the fixed income industry by leveraging opportunities for eSpeed's technology across products and customers. The new management line-up positions eSpeed to aggressively capitalize on the growing movement toward electronic trading across the entire spectrum of fixed income markets.

Commenting on Mr. Saltzman's appointment, Chairman and CEO Howard W. Lutnick said, "Paul's broad experience and relationships across the entire fixed income industry will be invaluable to eSpeed as we continue to grow our core business with the world's wholesale financial services institutions." He added, "Paul is completely committed to electronic trading, and his talent and drive will push eSpeed's technology across these enormous markets."

As Executive Vice President and General Counsel for The Bond Market Association, Mr. Saltzman was responsible for managing the industry association's Wall Street and regulatory relationships, as well as the trade body's market practices initiatives and regulatory and legal affairs. Prior to The Bond Market Association, Mr. Saltzman served as in-house counsel for Greenwich Capital Markets and Kidder, Peabody & Co., and as an attorney for New York and Washington, D.C.-based law firms.

Commenting on today's announcement, eSpeed Vice Chairman Lee Amaitis said, "We look forward to Paul's contribution to expanding and extending our core fixed income business as well as to recognizing growth opportunities throughout the fixed income markets. His experience, product knowledge and relationships make him a perfect complement to our new management team, and we are thrilled to have him on board as we continue to strengthen our powerful leadership position in the global capital markets."

Regarding his appointment, Mr. Saltzman commented, "I'm looking forward to joining this dynamic team of leaders, who have a relentless commitment to creating value for their customers and delivering market-responsive products and shareholder value." He continued, "eSpeed is developing products and technology that set the tone for the future of electronic trading in financial services."

Mr. Saltzman is a member of the New York City, New York State, District of Columbia and American Bar Associations. He is a member of the Duke University Global Capital Market Center Advisory Board, the Institute for Financial Markets and the Advisory Committee of the Securities and Exchange Commission Historical Society. Mr. Saltzman received a BA from Clark University and a JD from the Boston University School of Law.



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ABOUT eSPEED, INC.

eSpeed, Inc. (NASDAQ: ESPD) is the leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world's largest government bond markets and other fixed income and equities marketplaces. eSpeed's suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial and non-financial products over eSpeed's global private network or via the Internet. eSpeed's neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading at the world's largest fixed income and foreign exchange trading firms and major exchanges. To learn more, please visit www.espeed.com.


MEDIA CONTACT:
Tom Ryan
212.610.2425
tryan@espeed.com


INVESTOR CONTACT:
Maureen Murphy
212-610-2430
mmurphy@espeed.com